UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2017

CareTrust REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36181	46-3999490
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

905 Calle Amanecer, Suite 300,
San Clemente, CA		92673
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 542-3130

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On May 17, 2017, CareTrust REIT, Inc. (the “Company”) and CTR Partnership, L.P. entered into an equity distribution agreement (the “Equity Distribution Agreement”) with BMO Capital Markets Corp., Barclays Capital Inc., Canaccord Genuity Inc., Capital One Securities, Inc., Fifth Third Securities, Inc., KeyBanc Capital Markets Inc., Raymond James & Associates, Inc. and RBC Capital Markets, LLC (individually, a “Sales Agent” and together, the “Sales Agents”) to sell shares of the Company’s common stock, $0.01 par value per share, having an aggregate offering price of up to $300,000,000 (the “Shares”), from time to time, through an “at-the-market” equity offering program.

Pursuant to the terms of the Equity Distribution Agreement, sales of the Shares, if any, will be made through the Sales Agents acting as sales agent or directly to the Sales Agents acting as principal, and will be made by means of ordinary brokers’ transactions on the NASDAQ Global Select Market or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. If the Company sells Shares to any of the Sales Agents as principal, it will enter into a separate terms agreement with such Sales Agent.

The offering of Shares pursuant to the Equity Distribution Agreement will terminate upon the earlier of (i) the sale of the maximum aggregate amount of the Shares subject to the Equity Distribution Agreement, or (ii) termination of such Equity Distribution Agreement as permitted therein.

The Company intends to contribute the net proceeds from the sales of Shares pursuant to the Equity Distribution Agreement to the Operating Partnership, which will in turn use the net proceeds for general corporate purposes, which may include, among other things, future acquisitions, debt repayment and working capital. The Company may temporarily invest the net proceeds before use in interest-bearing short term investments that are consistent with the Company’s ability to maintain its qualification as a real estate investment trust.

The foregoing description of the Equity Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Equity Distribution Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-217670), filed by the Company with the Securities and Exchange Commission (the “SEC”) on May 4, 2017 and the prospectus supplement filed by the Company with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on May 17, 2017. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The Company is filing as Exhibit 5.1 to this Current Report on Form 8-K an opinion of DLA Piper LLP (US) regarding certain matters of Maryland law, including the validity of the Shares.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

1.1	Equity Distribution Agreement, dated May 17, 2017, by and among CareTrust REIT, Inc., CTR Partnership, L.P. and BMO Capital Markets Corp., Barclays Capital Inc., Canaccord Genuity Inc., Capital One Securities, Inc., Fifth Third Securities, Inc., KeyBanc Capital Markets Inc., Raymond James & Associates, Inc. and RBC Capital Markets, LLC.

5.1	Opinion of DLA Piper LLP (US).

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2017	CARETRUST REIT, INC.

	By:	/s/ William M. Wagner
William M. Wagner
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Equity Distribution Agreement, dated May 17, 2017, by and among CareTrust REIT, Inc., CTR Partnership, L.P. and BMO Capital Markets Corp., Barclays Capital Inc., Canaccord Genuity Inc., Capital One Securities, Inc., Fifth Third Securities, Inc., KeyBanc Capital Markets Inc., Raymond James & Associates, Inc. and RBC Capital Markets, LLC.

5.1	Opinion of DLA Piper LLP (US).

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).